CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement") is made on March __, 2000 by and among Thermacell Technologies, Inc., a Florida corporation (the "Company"), and CFM Management Group, LLC, a Florida limited liability corporation or assigns (the "Consultant").

         WHEREAS, Company requires the Consultant's consulting services as described herein; and

         WHEREAS, the Company desires to engage the Consultant, and the Consultant desires to be engaged, to provide consulting services in accordance with and subject to the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the mutual promises, representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

                         ARTICLE 1.: CONSULTING SERVICES

     1.1. Duties and Responsibilities; Additional Consulting Services. The Company hereby retains the Consultant to provide consulting services (collectively, the "Services") to or on behalf of the Company as contemplated in this Agreement. The scope of such consulting Services shall be as determined and directed by the Company's Board of Directors (the "Board of Directors"). The Services shall include consulting services in connection with strategic and financial planning; corporate organization and structure; financial and investor public relations; private and public equity and debt financing, and periodic review of the Company's overall progress, needs and financial condition.

     1.2. Term. The term (the "Term") of this Agreement shall commence on the date hereof and shall continue for a period of two (2) years.

     1.3 Non-Exclusive. The services of Consultant are non-exclusive and, subject to paragraph 4.3 hereof, Consultant may render services of the same or similar nature, as described herein, to an entity whose business is in competition with the Company, directly or indirectly.

                            ARTICLE 2.: COMPENSATION

     2.1. Consulting Fee. As compensation for the Services, the Company shall pay the Consultant the following:

          (a) A monthly consulting fee (the "Monthly Fee") of $10,000, which shall be paid on or before the fifth (5th) business day of each month during the Term; and

          (b) The Company hereby grants to Consultant options to purchase (the "Options") the Company's $.0001 par value per share common stock (the "Common Stock") in the following amounts and at the following exercise prices:

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                    i.   One  million  shares  of Common  Stock at the  exercise
                         price of Sixty cents ($.60) per share;

                    ii. One million shares of Common Stock at the exercise price of One Dollar ($1.00) per share; and

                    iii. One  million  shares  of Common  Stock at the  exercise price of One Dollar and Twenty-Five Cents ($1.25) per share.

                  The Options shall be exercisable, in whole or in part, for a period of three years from the date hereof. The shares of Common Stock underlying the Options (the "Shares") shall be subject to the registration rights set forth in Section 5.1 hereof.

          (c) Finder's Fee. In the event Consultant provides services in connection with a debt or equity financing, acquisition, merger, corporate sale, business combination or similar such transaction for Company or in the event Consultant introduces Company to any of the above transactions through an intermediary, including but not limited to investment banking firms, brokers, etc., the Company shall pay a separate and additional fee to Consultant at the time of closing of such transaction(s), in accordance with applicable industry standards and mutually agreed upon by Consultant and the Company prior to such closing(s).

     2.2. Adjustment. The amount and exercise price of securities purchasable upon the exercise of the Options shall be subject to adjustment in the event that the Company engages in any subdivision of its Common Stock so that the Consultant shall be entitled to receive the kind and number of Shares of Common Stock which it would have been entitled to receive had the subdivision not taken place.

                     ARTICLE 3.: EXPENSES & INDEMNIFICATION

     3.1. Expenses. The Company shall reimburse the Consultant for all reasonable travel and client-related expenses incurred by the Consultant in the course of the discharge of its duties hereunder. All requests for reimbursement of expenses by the Consultant must be supported by appropriate receipts and documentation as the Board of Directors may reasonably require. Notwithstanding any other provision of this Agreement, the Consultant agrees and acknowledges that any expenses which exceed an aggregate of $1,000 in any one month must be approved in advance by the Board of Directors to be eligible for reimbursement hereunder.

     3.2. Indemnification. The Company agrees to indemnify and hold Consultant, its affiliates, control persons, officers, employees and agents (collectively, the "Indemnified Persons") harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' and accountants' fees) joint and several arising out of the performance of this Agreement, whether or not Consultant is a party to such dispute. This indemnity shall not apply, however, where a court of competent jurisdiction has made a final determination that Consultant engaged in gross recklessness and willful

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misconduct in the  performance of its services  hereunder which give rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any final determination, the indemnification and reimbursement
provision  of  this  Agreement   shall  apply  the  Company  shall  perform  its
obligations hereunder to reimburse Consultant for its expenses).

                    ARTICLE 4.: TERMINATION & CONFIDENTIALITY

     4.1. Right to Terminate. In the event of the Consultant's repeated failure or refusal to perform his duties and responsibilities hereunder (written notice of which (including detailed descriptions of such failures or refusals) must be provided to the Consultant), or in the event of any gross fraud or dishonesty on the part of the Consultant, the Company may, in its sole discretion, upon written notice to the Consultant, terminate this Agreement. The Consultant may terminate this Agreement upon ninety (90) days written notice to the Company. In the event of any such termination, such Consultant shall be entitled to receive any Monthly Fees earned but unpaid through the date of such notice, together with any outstanding business expenses reimbursable pursuant to Section 3.1 hereof. Termination of this Agreement shall not effect Consultant's rights with respect to the Options or the Shares, including without limitation, the registration rights provided in Section 5.1 hereof, which expressly survive termination of this Agreement.

     4.2. Return of the Company's Property. If this Agreement is terminated for any reason, the Consultant shall promptly return to the Company, postage paid, any and all equipment, documents (including all copies thereof) and any other material of any type or nature whatsoever supplied to the Consultant by the Company. Title to any equipment or material furnished to the Consultant shall remain in the Company and the Consultant shall have no ownership interest whatsoever in any of this equipment or material. The Company shall pay all costs and expenses associated with any such return.

     4.3 Confidentiality. Consultant will not disclose to any other person, firm or corporation, nor use for its own benefits, during or after the term of this Agreement, any trade secrets or other information designated as confidential by the Company which is acquired by Consultant in the course of performing services hereunder. (A trade secret is information not generally known to the trade which gives the Company and advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the filing or pendency of patent applications).

                            ARTICLE 5.: MISCELLANEOUS

     5.1 Piggyback Registration Rights.

          (a) Notice Requirement. If at any time during the period (the "Registration Rights Period") beginning on the first anniversary of the date of this Agreement and ending on the fifth anniversary of this Agreement the Company proposes to register any shares of Common Stock under the Securities Act of 1933 (as amended) or any applicable state securities laws (collectively referred to as the "Securities Laws") in connection with an offering (an "Offering") of the Common Stock, the Company shall deliver to the Consultant notice of its intention to register such shares (the "Registration Notice") at least thirty (30) days prior to any filing of a registration statement.

          (b) Registration Obligation. If the Consultant delivers written notice of his intent to exercise his registration rights hereunder to the Company no later than thirty (30) days after the Consultant receives the Registration Notice, the Company shall, subject to the terms and conditions of this Section 5.1, register under the Securities Laws the number of shares that Consultant requests by inclusion of such shares in the applicable registration statement. The Consultant's notice to the Company shall include the number of shares it intends to register along with any other information that the Company may request in the Registration Notice.

          (c) Registration Expenses. The Company shall pay all expenses related to each registration of Shares hereunder.

                            ARTICLE 6.: MISCELLANEOUS

     6.1. Notices. All notices and all other communications provided for in this Agreement shall be in writing and shall be given by hand delivery or nationally recognized overnight delivery service, addressed as follows:

         If to the Consultant:

         CFM Management Group, LLC
         6245 N. Federal Highway, Suite 300
         Ft. Lauderdale, FL 33308
         Attention:  Gregg Breitbart, Esq.

         If to the Company:

         Thermacell Technologies, Inc.
         440 Fentress Blvd.
         Daytona Beach, Florida
         Attention:  President

or to such other address or addresses as either party may designate by notice pursuant to this Section 5.1. Any such notice shall be effective upon delivery.

     6.2. No Violations of Law; Exclusivity. It is the intent of the parties hereto that the performance of each party's obligations hereunder not violate any applicable law or regulation, including, without limitation, the Securities Exchange Act of 1934, as amended, the regulations promulgated thereunder, as the laws of any state. The Company agrees that it will not consummate any financing transaction with any individual or entity which is (a) introduced to the Company by Consultant or (b) a client of Consultant except in accordance with all of the terms and conditions hereof.

     6.3. Power and Authority. Each party hereto hereby covenants and represents to the other party that the first party has the full power and authority to enter into this Agreement, and that entering into this Agreement will not violate any law, statute, ordinance or contractual provision in any way.

     6.4. Assignment. This Agreement may not be assigned by the Company without the prior written consent of Consultant.

     6.5. Authority. The parties hereto acknowledge and agree that this Agreement does not create a fiduciary relationship between the Consultant and the Company, that the Consultant shall be an independent contractor with respect to the Company, and that nothing in this Agreement is intended to constitute or appoint the Consultant as an agent, legal representative, partner, employee or servant of the Company for any purpose whatsoever. The Consultant agrees and acknowledges that the Company shall not in any event assume liability for or be deemed liable hereunder as a result of any contract, agreement understanding, debt or obligation entered into by the Consultant on behalf of the Company without the Company's express prior written consent. As an independent contractor, the Consultant shall have no right or authority, either expressed or implied, to assume or create on behalf of the Company any obligation or responsibility of whatever kind or nature. The authority of the Consultants hereunder is strictly limited to the performance of the Services as described herein. The Company understands and acknowledges that the Consultant is not a registered broker/dealer or investment advisor and it is hereby acknowledged by the Company that the Consultant will not be acting in those capacities.

     6.6. Waiver, Governing Law, Arbitration. No waiver by any party hereto at any time of any breach by any party hereto of any condition or provision of this Agreement shall be deemed a waiver of any subsequent breach of this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida. Any dispute or controversy which arises hereunder or in connection with the matters contained in this Agreement shall be conclusively determined by final and binding arbitration in Broward County, Florida in accordance with the Commercial
Arbitration Rules of the American Arbitration Association then in force unless the parties mutually agree otherwise in writing. The arbitration shall take place in Broward County, Florida. The determination of the arbitrator or arbitrators shall be final and binding upon the parties, and judgment upon the award may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall prepare a written report stating its or their decision and a reasonably detailed analysis of the factors that led to such decision within thirty (30) days after the appointment of the final arbitrator to be appointed. Notwithstanding the foregoing, the Consultant may institute a proceeding in a court of competent jurisdiction to enforce its rights with respect to the Options, the Shares and the registration rights set forth in Section 5.1 hereof.

     6.7. Validity, Integration, Oral Termination, Modification. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. This Agreement contains the final, complete and exclusive expression of the understandings among the parties regarding the matters discussed herein and supersedes any prior agreement or representation, oral or written, by any party. This Agreement cannot be changed or terminated orally. Any amendment or modification of this Agreement or any provision of it will be valid and effective only if it is written and signed by or on behalf of each party to this Agreement.

     6.8. Exhibits and Headings. Each exhibit, schedule and document referred to in this Agreement, attached to it or delivered pursuant to it is an integral part of it and is incorporated herein by reference. The titles and headings preceding the text of the sections of this Agreement have been inserted solely for the convenience of reference and neither constitute a part of this Agreement nor affect its meaning, interpretation or effect.

     6.9. Attorneys' Fees. If any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties, upon final judgment on the merits, reasonable attorneys' fees, including attorneys' fees for any appeal, and the costs incurred in bringing such suit or proceeding.

     6.10. Continuing Obligations. The expiration or termination of this Agreement for any reason shall not affect any provisions hereof which are expressed to remain in full force and effect notwithstanding such termination, including, without limitation, Sections 2.2, 3.1, 3.2, 4.2, 4.3, 5.1, 6.1, 6.2,
6.6 and 6.9.



         IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first above written.


                            CFM MANAGEMENT GROUP, LLC


                            By:
                               -----------------------------------
                                Name:
                                Title:

                            THERMACELL TECHNOLOGIES, INC.


                            By:
                               -----------------------------------
                               Name:
                               Title: